Central Pacific Financial Corp. Reports Results for Fourth Quarter and Full Year of 2019

Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Dean Kawamura
	VP, Treasury Manager		VP, Community Development Manager
	(808) 544-3646		(808) 544-3642
	ian.tanaka@cpb.bank		dean.kawamura@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS RESULTS FOR
FOURTH QUARTER AND FULL YEAR OF 2019

•	Net income of $14.2 million, or fully diluted EPS of $0.50 for the fourth quarter, compared to net income of $14.6 million, or fully diluted EPS of $0.51 for the third quarter.

•	Net income of $58.3 million, or fully diluted EPS of $2.03 for the year, compared to net income of $59.5 million, or fully diluted EPS of $2.01 last year.

•	Total loans increased by $81.7 million, or 1.9% sequentially, and $371.2 million, or 9.1% year-over-year.

•	Core deposits increased by $102.7 million, or 2.5% sequentially, and $243.4 million, or 6.1% year-over-year.

•	Cost of average total deposits of 0.41% in the fourth quarter declined by 8 basis points from the third quarter.

•	RISE2020 transformation project remains on schedule with significant progress made on multiple initiatives.

HONOLULU, HI, January 29, 2020 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank, today reported net income in the fourth quarter of 2019 of $14.2 million, or fully diluted earnings per share ("EPS") of $0.50, compared to net income in the fourth quarter of 2018 of $15.8 million, or EPS of $0.54, and net income in the third quarter of 2019 of $14.6 million, or EPS of $0.51. Net income in the year ended December 31, 2019 totaled $58.3 million, or EPS of $2.03, compared to net income in the year ended December 31, 2018 of $59.5 million, or EPS of $2.01.

"2019 was a pivotal year for the Company as we embarked on our RISE2020 transformation. We continue to make significant progress and are on schedule to meet our 2020 milestones in our digital banking and branch transformation initiatives. We are pleased with the financial results for 2019 which reflect continued execution on revenue growth while we invest for the future," said Paul Yonamine, Chairman and Chief Executive Officer.

"We concluded 2019 with strong financial results including solid loan and deposit growth and core margin expansion. We look forward to continuing to transform our bank in 2020 and beyond," said Catherine Ngo, President.

Central Pacific Financial Corp. Reports Results for Fourth Quarter and Full Year of 2019

On January 28, 2020, the Company's Board of Directors declared a quarterly cash dividend of $0.23 per share on its outstanding common shares. The dividend will be payable on March 16, 2020 to shareholders of record at the close of business on February 28, 2020.

During the fourth quarter of 2019, the Company repurchased 165,703 shares of common stock, at a total cost of $4.8 million, or an average cost per share of $29.13. During the year ended December 31, 2019, the Company repurchased 797,003 shares of common stock, or approximately 2.8% of its common stock outstanding as of December 31, 2018. Total cost of the shares repurchased during the year ended December 31, 2019 was $22.8 million, or an average cost per share of $28.60. During the year ended December 31, 2019, the Company returned $48.5 million in capital to its shareholders through cash dividends and share repurchases.

In January 2020, the Company's Board of Directors also authorized the repurchase of up to $30 million of its outstanding common stock under its share repurchase program (the "Repurchase Plan"). This authorization supersedes the remaining repurchase authority under the prior repurchase program, which had $21.1 million in remaining repurchase authority at December 31, 2019.

Earnings Highlights
Net interest income for the fourth quarter of 2019 was $47.9 million, compared to $44.7 million in the year-ago quarter and $45.6 million in the previous quarter. Net interest margin for the fourth quarter of 2019 was 3.43%, compared to 3.28% in the year-ago quarter and 3.30% in the previous quarter. The increases in net interest income and net interest margin from the year-ago and sequential quarters were primarily due to growth in the loan portfolio, combined with higher non-recurring interest and dividends and lower deposit and borrowing costs compared to the year-ago and sequential quarters. These increases were partially offset by lower interest and dividends on investment securities due to the planned runoff of our investment securities portfolio from the year-ago and sequential quarters. Net interest income in the current quarter included higher non-recurring interest and dividends of $0.9 million and $1.1 million from the year-ago and sequential quarters, respectively, which positively impacted net interest income and net interest margin in the current quarter. The non-recurring amounts included in net interest income primarily related to interest recoveries on nonaccrual loans. The decline in deposit and borrowing costs from the year-ago and sequential quarters were primarily attributable to, and consistent with, the three rate cuts by the Federal Reserve during second half of 2019.

Other operating income for the fourth quarter of 2019 totaled $9.8 million, compared to $9.4 million in the year-ago quarter and $10.3 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher merchant and bank card fees and commission and fees on investment services of $0.3 million and $0.2 million, respectively (both included in other service charges and fees), higher income from bank-owned life insurance of $0.4 million, and net losses on sales of investment securities of $0.3 million recorded the year-ago quarter, partially offset by lower mortgage banking income of $0.6 million. The decrease from the previous quarter was primarily due to lower mortgage banking income of $0.6 million, combined with a net loss on the sale of a foreclosed asset during the current quarter of $0.2 million, partially offset by higher commissions and fees on investment services of $0.1 million (included in other service charges and fees).

Other operating expense for the fourth quarter of 2019 totaled $36.2 million, which increased from $33.6 million in the year-ago quarter and increased from $34.9 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher salaries and employee benefits of $2.2 million and higher computer software expense of $0.3 million. The higher salaries and employee benefits compared to the year-ago quarter was partially attributable to the addition of positions in strategic areas and higher commissions, combined with annual merit increases effective in the second quarter of 2019. The increase from the previous quarter was primarily due to higher salaries and employee benefits of $0.6 million and higher computer software expense of $0.2 million. The increases from the year-ago and sequential quarter were also attributable to a lower credit to the reserve for unfunded loan commitments. During the current quarter the Company recorded a credit to the reserve for unfunded loan commitments of $0.2 million (included in other), compared to a credit to the reserve for unfunded loan commitments during the year-ago and previous quarters of $0.5 million. Other operating expense in the fourth quarter of 2019 included approximately $1.3 million in RISE2020-related expenses.

The efficiency ratio for the fourth quarter of 2019 was 62.81%, compared to 62.21% in the year-ago quarter and 62.48% in the previous quarter.

In the fourth quarter of 2019, the Company recorded income tax expense of $5.2 million, compared to $6.0 million in the year-ago quarter and $4.9 million in the previous quarter. The effective tax rate for the fourth quarter of 2019 was 26.7%, compared to 27.6% in the year-ago quarter and 25.2% in the previous quarter.

Central Pacific Financial Corp. Reports Results for Fourth Quarter and Full Year of 2019

Balance Sheet Highlights
Total assets at December 31, 2019 of $6.01 billion increased by $205.6 million, or 3.5% from December 31, 2018, and increased by $36.0 million, or 0.6% from September 30, 2019.

Total loans at December 31, 2019 of $4.45 billion increased by $371.2 million, or 9.1%, and $81.7 million, or 1.9% from December 31, 2018 and September 30, 2019, respectively. The year-over-year increase in total loans were driven by broad-based growth in almost all loan categories. The sequential quarter increase in total loans were primarily due to increases in consumer loans of $43.1 million, residential mortgage loans of $41.1 million, and home equity loans of $15.2 million, partially offset by decreases in commercial mortgage loans of $10.5 million and commercial loans of $6.3 million.

Total deposits at December 31, 2019 of $5.12 billion increased by $173.5 million, or 3.5% from December 31, 2018, and increased by $82.4 million, or 1.6% from September 30, 2019.  The sequential quarter increase in total deposits was primarily attributable to increases in noninterest-bearing demand deposits of $51.3 million, interest-bearing demand deposits of $45.0 million and savings and money market deposits of $6.3 million, partially offset by a decrease in government time deposits of $19.4 million. Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $4.26 billion at December 31, 2019.  This represents an increase of $243.4 million, or 6.1% from December 31, 2018, and $102.7 million, or 2.5% from September 30, 2019. The Company's loan-to-deposit ratio was 86.9% at December 31, 2019, compared to 82.5% at December 31, 2018 and 86.7% at September 30, 2019.

Asset Quality
Nonperforming assets at December 31, 2019 totaled $1.7 million, or 0.03% of total assets, compared to $2.7 million, or 0.05% of total assets at December 31, 2018, and $1.4 million, or 0.02% of total assets at September 30, 2019.

Loans delinquent for 90 days or more still accruing interest totaled $1.0 million at December 31, 2019, compared to $0.5 million and $0.2 million at December 31, 2018 and September 30, 2019, respectively.

Net charge-offs in the fourth quarter of 2019 totaled $2.3 million, compared to net recoveries of $2.5 million in the year-ago quarter, and net charge-offs of $1.6 million in the previous quarter.

In the fourth quarter of 2019, the Company recorded a provision for loan and lease losses of $2.1 million, compared to a credit of $1.4 million in the year-ago quarter and a provision of $1.5 million in the previous quarter. The increases in the provision from the year-ago and sequential quarters were primarily due to growth in our loan portfolio, combined with increases in net charge-offs. The allowance for loan and lease losses, as a percentage of total loans and leases at December 31, 2019 was 1.08%, compared to 1.17% at December 31, 2018 and 1.10% at September 30, 2019.

Capital
Total shareholders' equity was $528.5 million at December 31, 2019, compared to $491.7 million and $525.2 million at December 31, 2018 and September 30, 2019, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At December 31, 2019, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 9.5%, 12.6%, 13.6%, and 11.5%, respectively, compared to 9.5%, 12.6%, 13.7%, and 11.5%, respectively, at September 30, 2019.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through February 29, 2020 by dialing 1-877-344-7529 (passcode: 10138495) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $6.0 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 77 ATMs in the state of Hawaii, as of December 31, 2019.  For additional information, please visit the Company's website at http://www.cpb.bank.

Central Pacific Financial Corp. Reports Results for Fourth Quarter and Full Year of 2019

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Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance including anticipated performance results from our RISE2020 initiative, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "hopes," "targeting," "should," "estimates," or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, including, but not limited to:  the effect of, and our failure to comply with any regulatory orders or actions we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our RISE2020 initiative; current and projected levels of RISE2020-related expense, which include estimates of expense related to dedicated staff and management time and third-party expense; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, volcanoes, tsunamis and earthquakes) on the Company's business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequences therefrom; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of the Tax Cuts and Jobs Act; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company's common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, including changes as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled directors, executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Year Ended
(Dollars in thousands,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
except for per share amounts)	2019	2019	2019	2019	2018	2019	2018
CONDENSED INCOME STATEMENT
Net interest income	$47,934	$45,649	$45,378	$45,113	$44,679	$184,074	$172,998
Provision (credit) for loan and lease losses	2,098	1,532	1,404	1,283	(1,386)	6,317	(1,124)
Net interest income after provision (credit) for loan and lease losses	45,836	44,117	43,974	43,830	46,065	177,757	174,122
Total other operating income	9,768	10,266	10,094	11,673	9,400	41,801	38,804
Total other operating expense	36,242	34,934	36,107	34,348	33,642	141,631	134,682
Income before taxes	19,362	19,449	17,961	21,155	21,823	77,927	78,244
Income tax expense	5,165	4,895	4,427	5,118	6,031	19,605	18,758
Net income	14,197	14,554	13,534	16,037	15,792	58,322	59,486
Basic earnings per common share	$0.50	$0.51	$0.47	$0.56	$0.54	$2.05	$2.02
Diluted earnings per common share	0.50	0.51	0.47	0.55	0.54	2.03	2.01
Dividends declared per common share	0.23	0.23	0.23	0.21	0.21	0.90	0.82

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	0.95%	0.99%	0.92%	1.10%	1.10%	0.99%	1.05%
Return on average shareholders’ equity (ROE) [1]	10.70	11.11	10.73	12.97	12.90	11.36	12.22
Average shareholders’ equity to average assets	8.87	8.87	8.62	8.51	8.53	8.72	8.56
Efficiency ratio [2]	62.81	62.48	65.09	60.49	62.21	62.70	63.59
Net interest margin (NIM) [1]	3.43	3.30	3.33	3.34	3.28	3.35	3.22
Dividend payout ratio [3]	46.00	45.10	48.94	38.18	38.89	44.33	40.80

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$4,412,247	$4,293,455	$4,171,558	$4,083,791	$4,022,376	$4,241,308	$3,898,250
Average interest-earning assets	5,595,142	5,527,532	5,485,977	5,464,377	5,451,052	5,518,641	5,395,477
Average assets	5,978,797	5,907,207	5,856,465	5,809,931	5,739,228	5,888,615	5,688,076
Average deposits	4,998,897	4,987,414	4,977,781	4,978,470	4,938,560	4,985,701	5,010,698
Average interest-bearing liabilities	3,947,924	3,920,304	3,897,619	3,821,528	3,769,920	3,897,254	3,773,647
Average shareholders’ equity	530,464	524,083	504,749	494,635	489,510	513,610	486,841

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$568,529	$561,478	$556,403	$554,148	$570,260
Tier 1 risk-based capital	568,529	561,478	556,403	554,148	570,260
Total risk-based capital	617,772	611,076	606,567	602,824	619,419
Common equity tier 1 capital	568,529	511,478	506,403	504,148	500,260
Central Pacific Bank
Leverage capital	556,077	550,913	544,480	539,390	533,166
Tier 1 risk-based capital	556,077	550,913	544,480	539,390	533,166
Total risk-based capital	605,320	600,511	594,644	588,066	582,325
Common equity tier 1 capital	556,077	550,913	544,480	539,390	533,166

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	9.5%	9.5%	9.5%	9.5%	9.9%
Tier 1 risk-based capital ratio	12.6	12.6	12.7	13.0	13.5
Total risk-based capital ratio	13.6	13.7	13.9	14.1	14.7
Common equity tier 1 capital ratio	11.5	11.5	11.6	11.8	11.9
Central Pacific Bank
Leverage capital ratio	9.3	9.4	9.3	9.3	9.3
Tier 1 risk-based capital ratio	12.3	12.4	12.5	12.7	12.7
Total risk-based capital ratio	13.4	13.5	13.6	13.8	13.8
Common equity tier 1 capital ratio	12.3	12.4	12.5	12.7	12.7

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except for per share amounts)	2019	2019	2019	2019	2018
BALANCE SHEET
Loans and leases	$4,449,540	$4,367,862	$4,247,113	$4,101,571	$4,078,366
Total assets	6,012,672	5,976,716	5,920,006	5,841,352	5,807,026
Total deposits	5,120,023	5,037,659	4,976,849	4,948,128	4,946,490
Long-term debt	101,547	101,547	101,547	101,547	122,166
Total shareholders’ equity	528,520	525,227	515,695	502,638	491,725
Total shareholders’ equity to total assets	8.79%	8.79%	8.71%	8.60%	8.47%

ASSET QUALITY
Allowance for loan and lease losses	$47,971	$48,167	$48,267	$47,267	$47,916
Non-performing assets	1,719	1,360	1,258	3,338	2,737
Allowance to loans and leases outstanding	1.08%	1.10%	1.14%	1.15%	1.17%
Allowance to non-performing assets	2,790.63%	3,541.69%	3,836.80%	1,416.03%	1,750.68%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$18.68	$18.47	$18.05	$17.50	$16.97

[1] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

[2] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except share data)	2019	2019	2019	2019	2018
ASSETS
Cash and due from financial institutions	$78,418	$87,395	$83,534	$90,869	$80,569
Interest-bearing deposits in other financial institutions	24,554	7,803	15,173	7,310	21,617
Investment securities:
Available-for-sale debt securities, at fair value	1,126,983	1,186,875	1,254,743	1,319,450	1,205,478
Held-to-maturity debt securities, at amortized cost; fair value of: none at December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, and $144,272 at December 31, 2018	—	—	—	—	148,508
Equity securities, at fair value	1,127	1,058	1,034	910	826
Total investment securities	1,128,110	1,187,933	1,255,777	1,320,360	1,354,812
Loans held for sale	9,083	7,016	6,848	3,539	6,647
Loans and leases	4,449,540	4,367,862	4,247,113	4,101,571	4,078,366
Less allowance for loan and lease losses	47,971	48,167	48,267	47,267	47,916
Loans and leases, net of allowance for loan and lease losses	4,401,569	4,319,695	4,198,846	4,054,304	4,030,450
Premises and equipment, net	46,343	44,095	43,600	44,527	45,285
Accrued interest receivable	16,500	16,220	17,260	17,082	17,000
Investment in unconsolidated subsidiaries	17,115	17,001	17,247	16,054	14,008
Other real estate owned	164	466	276	276	414
Mortgage servicing rights	14,718	15,058	15,266	15,347	15,596
Bank-owned life insurance	159,656	158,939	158,294	158,392	157,440
Federal Home Loan Bank ("FHLB") stock	14,983	17,183	17,824	16,145	16,645
Right of use lease asset [1]	52,348	52,588	53,678	54,781	—
Other assets	49,111	45,324	36,383	42,366	46,543
Total assets	$6,012,672	$5,976,716	$5,920,006	$5,841,352	$5,807,026
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$1,450,532	$1,399,200	$1,351,190	$1,357,890	$1,436,967
Interest-bearing demand	1,043,010	998,037	1,002,706	965,316	954,011
Savings and money market	1,600,028	1,593,738	1,573,805	1,562,798	1,448,257
Time	1,026,453	1,046,684	1,049,148	1,062,124	1,107,255
Total deposits	5,120,023	5,037,659	4,976,849	4,948,128	4,946,490
FHLB advances and other short-term borrowings	150,000	205,000	221,000	179,000	197,000
Long-term debt	101,547	101,547	101,547	101,547	122,166
Lease liability [1]	52,632	52,807	53,829	54,861	—
Other liabilities	59,950	54,476	51,086	55,178	49,645
Total liabilities	5,484,152	5,451,489	5,404,311	5,338,714	5,315,301
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 28,289,257 at December 31, 2019, 28,441,341 at September 30, 2019, 28,567,777 at June 30, 2019, 28,723,041 at March 31, 2019, and 28,967,715 at December 31, 2018	447,602	452,278	456,293	462,952	470,660
Additional paid-in capital	91,611	90,604	89,724	89,374	88,876
Accumulated deficit	(19,102)	(26,782)	(34,780)	(41,733)	(51,718)
Accumulated other comprehensive income (loss)	8,409	9,127	4,458	(7,955)	(16,093)
Total shareholders' equity	528,520	525,227	515,695	502,638	491,725
Total liabilities and shareholders' equity	$6,012,672	$5,976,716	$5,920,006	$5,841,352	$5,807,026

[1] The Company adopted ASU 2016-02 effective January 1, 2019 using the modified retrospective approach and recorded a right of use lease asset and lease liability on the balance sheet as of March 31, 2019 for its operating leases where it is a lessee. The Company also elected to apply the practical expedient available under ASU 2018-11, which allows entities to apply the new leases standard at the adoption date and elect to not recast comparative periods.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2019	2019	2019	2019	2018	2019	2018
Interest income:
Interest and fees on loans and leases	$47,488	$45,861	$45,540	$43,768	$42,836	$182,657	$159,456
Interest and dividends on investment securities:
Taxable investment securities	6,486	7,178	7,530	8,260	8,451	29,454	34,501
Tax-exempt investment securities	656	708	814	866	910	3,044	3,696
Dividend income on investment securities	17	14	14	18	17	63	61
Interest on deposits in other financial institutions	54	33	46	68	55	201	365
Dividend income on FHLB stock	456	186	161	161	70	964	215
Total interest income	55,157	53,980	54,105	53,141	52,339	216,383	198,294
Interest expense:
Interest on deposits:
Demand	202	207	199	192	180	800	734
Savings and money market	1,253	1,549	1,507	791	579	5,100	2,000
Time	3,653	4,432	4,867	5,092	4,567	18,044	16,770
Interest on short-term borrowings	1,139	1,130	1,123	893	999	4,285	1,236
Interest on long-term debt	976	1,013	1,031	1,060	1,335	4,080	4,556
Total interest expense	7,223	8,331	8,727	8,028	7,660	32,309	25,296
Net interest income	47,934	45,649	45,378	45,113	44,679	184,074	172,998
Provision (credit) for loan and lease losses ("Provision")	2,098	1,532	1,404	1,283	(1,386)	6,317	(1,124)
Net interest income after Provision	45,836	44,117	43,974	43,830	46,065	177,757	174,122
Other operating income:
Mortgage banking income	1,194	1,764	1,601	1,424	1,770	5,983	7,315
Service charges on deposit accounts	2,159	2,125	2,041	2,081	2,237	8,406	8,406
Other service charges and fees	3,879	3,724	3,691	3,064	3,426	14,358	13,123
Income from fiduciary activities	1,175	1,126	1,129	965	1,113	4,395	4,245
Equity in earnings of unconsolidated subsidiaries	92	86	71	8	82	257	233
Fees on foreign exchange	216	170	218	151	197	755	905
Net gains (losses) on sales of investment securities	—	36	—	—	(279)	36	(279)
Income from bank-owned life insurance	594	645	914	952	243	3,105	2,117
Loan placement fees	216	230	107	149	215	702	747
Net gains (losses) on sales of foreclosed assets	(162)	17	—	—	—	(145)	—
Other (refer to Table 4)	405	343	322	2,879	396	3,949	1,992
Total other operating income	9,768	10,266	10,094	11,673	9,400	41,801	38,804
Other operating expense:
Salaries and employee benefits	21,207	20,631	20,563	19,889	19,053	82,290	75,352
Net occupancy	3,619	3,697	3,525	3,458	3,649	14,299	13,763
Equipment	1,142	1,067	1,138	1,006	1,079	4,353	4,239
Amortization of core deposit premium	—	—	—	—	—	—	2,006
Communication expense	906	1,008	903	734	863	3,551	3,410
Legal and professional services	2,123	1,933	1,728	1,570	2,212	7,354	7,330
Computer software expense	2,942	2,713	2,560	2,597	2,597	10,812	9,841
Advertising expense	527	711	712	711	834	2,661	2,675
Foreclosed asset expense	28	15	49	159	37	251	574
Other (refer to Table 4)	3,748	3,159	4,929	4,224	3,318	16,060	15,492
Total other operating expense	36,242	34,934	36,107	34,348	33,642	141,631	134,682
Income before income taxes	19,362	19,449	17,961	21,155	21,823	77,927	78,244
Income tax expense	5,165	4,895	4,427	5,118	6,031	19,605	18,758
Net income	$14,197	$14,554	$13,534	$16,037	$15,792	$58,322	$59,486
Per common share data:
Basic earnings per share	$0.50	$0.51	$0.47	$0.56	$0.54	$2.05	$2.02
Diluted earnings per share	0.50	0.51	0.47	0.55	0.54	2.03	2.01
Cash dividends declared	0.23	0.23	0.23	0.21	0.21	0.90	0.82
Basic weighted average shares outstanding	28,259,294	28,424,898	28,546,564	28,758,310	29,033,261	28,495,699	29,409,683
Diluted weighted average shares outstanding	28,448,243	28,602,338	28,729,510	28,979,855	29,217,480	28,677,100	29,609,907

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 4

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$80	$73	$85	$82	$99	$320	$720
Other recoveries	36	42	26	26	25	130	221
Commissions on sale of checks	75	75	79	80	79	309	328
Gain on sale of MasterCard stock	—	—	—	2,555	—	2,555	—
Other	214	153	132	136	193	635	723
Total other operating income - other	$405	$343	$322	$2,879	$396	$3,949	$1,992

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
Other operating expense - other:
Charitable contributions	$122	$230	$175	$154	$138	$681	$635
FDIC insurance assessment	—	5	362	501	427	868	1,732
Miscellaneous loan expenses	361	274	317	294	339	1,246	1,365
ATM and debit card expenses	672	660	620	650	613	2,602	2,645
Armored car expenses	186	220	211	198	238	815	822
Entertainment and promotions	495	323	1,023	230	445	2,071	1,062
Stationery and supplies	305	240	279	225	271	1,049	914
Directors’ fees and expenses	246	242	238	242	263	968	1,040
Provision (credit) for residential mortgage loan repurchase losses	—	—	(403)	—	(181)	(403)	150
Increase (decrease) to the reserve for unfunded commitments	(160)	(465)	487	167	(461)	29	(425)
Other	1,521	1,430	1,620	1,563	1,226	6,134	5,552
Total other operating expense - other	$3,748	$3,159	$4,929	$4,224	$3,318	$16,060	$15,492

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$13,704	1.57%	$54	$6,295	2.05%	$33	$9,393	2.29%	$55
Investment securities, excluding valuation allowance:
Taxable	1,042,057	2.50	6,503	1,093,352	2.63	7,192	1,243,226	2.72	8,468
Tax-exempt [1]	108,630	3.06	830	117,784	3.04	896	161,935	2.84	1,152
Total investment securities	1,150,687	2.55	7,333	1,211,136	2.67	8,088	1,405,161	2.74	9,620
Loans and leases, including loans held for sale	4,412,247	4.28	47,488	4,293,455	4.25	45,861	4,022,376	4.24	42,836
Federal Home Loan Bank stock	18,504	9.85	456	16,646	4.46	186	14,122	1.98	70
Total interest-earning assets	5,595,142	3.94	55,331	5,527,532	3.90	54,168	5,451,052	3.84	52,581
Noninterest-earning assets	383,655			379,675			288,176
Total assets	$5,978,797			$5,907,207			$5,739,228

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,019,854	0.08%	$202	$1,002,875	0.08%	$207	$923,810	0.08%	$180
Savings and money market deposits	1,592,398	0.31	1,253	1,582,795	0.39	1,549	1,459,326	0.16	579
Time deposits under $100,000	167,675	0.71	299	167,331	0.69	293	176,669	0.60	265
Time deposits $100,000 and over	828,434	1.61	3,354	874,192	1.88	4,139	940,348	1.81	4,302
Total interest-bearing deposits	3,608,361	0.56	5,108	3,627,193	0.68	6,188	3,500,153	0.60	5,326
Federal Home Loan Bank advances and other short-term borrowings	238,016	1.90	1,139	191,564	2.34	1,130	157,299	2.52	999
Long-term debt	101,547	3.81	976	101,547	3.96	1,013	112,468	4.71	1,335
Total interest-bearing liabilities	3,947,924	0.73	7,223	3,920,304	0.84	8,331	3,769,920	0.81	7,660
Noninterest-bearing deposits	1,390,536			1,360,221			1,438,407
Other liabilities	109,873			102,599			41,391
Total liabilities	5,448,333			5,383,124			5,249,718
Shareholders’ equity	530,464			524,083			489,510
Non-controlling interest	—			—			—
Total equity	530,464			524,083			489,510
Total liabilities and equity	$5,978,797			$5,907,207			$5,739,228

Net interest income			$48,108			$45,837			$44,921

Interest rate spread		3.21%			3.06%			3.03%

Net interest margin		3.43%			3.30%			3.28%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Year Ended			Year Ended
	December 31, 2019			December 31, 2018
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$9,842	2.04%	$201	$20,104	1.81%	$365
Investment securities, excluding valuation allowance:
Taxable	1,120,711	2.63	29,517	1,304,523	2.65	34,562
Tax-exempt [1]	130,411	2.95	3,853	163,610	2.86	4,678
Total investment securities	1,251,122	2.67	33,370	1,468,133	2.67	39,240
Loans and leases, including loans held for sale	4,241,308	4.31	182,657	3,898,250	4.09	159,456
Federal Home Loan Bank stock	16,369	5.89	964	8,990	2.40	215
Total interest-earning assets	5,518,641	3.94	217,192	5,395,477	3.69	199,276
Noninterest-earning assets	369,974			292,599
Total assets	$5,888,615			$5,688,076

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$984,298	0.08%	$800	$936,034	0.08%	$734
Savings and money market deposits	1,556,766	0.33	5,100	1,494,658	0.13	2,000
Time deposits under $100,000	171,064	0.69	1,183	177,936	0.51	910
Time deposits $100,000 and over	897,670	1.88	16,861	1,016,643	1.56	15,860
Total interest-bearing deposits	3,609,798	0.66	23,944	3,625,271	0.54	19,504
Federal Home Loan Bank advances and other short-term borrowings	185,909	2.31	4,285	50,630	2.44	1,236
Long-term debt	101,547	4.02	4,080	97,746	4.66	4,556
Total interest-bearing liabilities	3,897,254	0.83	32,309	3,773,647	0.67	25,296
Noninterest-bearing deposits	1,375,903			1,385,427
Other liabilities	101,848			42,157
Total liabilities	5,375,005			5,201,231
Shareholders’ equity	513,610			486,841
Non-controlling interest	—			4
Total equity	513,610			486,845
Total liabilities and equity	$5,888,615			$5,688,076

Net interest income			$184,883			$173,980

Interest rate spread		3.11%			3.02%

Net interest margin		3.35%			3.22%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 7

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2019	2019	2019	2019	2018
HAWAII:
Commercial, financial and agricultural	$454,582	$439,296	$435,353	$411,396	$439,112
Real estate:
Construction	95,854	96,661	72,427	68,981	64,654
Residential mortgage	1,599,801	1,558,735	1,516,936	1,451,794	1,428,205
Home equity	490,734	475,565	473,151	465,905	468,966
Commercial mortgage	909,798	909,987	905,479	869,521	861,086
Consumer	373,451	369,511	353,282	352,771	357,908
Leases	—	31	52	83	124
Total loans and leases	3,924,220	3,849,786	3,756,680	3,620,451	3,620,055
Allowance for loan and lease losses	(42,592)	(42,286)	(42,414)	(41,413)	(42,993)
Net loans and leases	$3,881,628	$3,807,500	$3,714,266	$3,579,038	$3,577,062

U.S. MAINLAND: [1]
Commercial, financial and agricultural	$115,722	$137,316	$155,130	$155,399	$142,548
Real estate:
Construction	—	—	—	2,194	2,273
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	213,617	223,925	187,379	188,485	179,192
Consumer	195,981	156,835	147,924	135,042	134,298
Leases	—	—	—	—	—
Total loans and leases	525,320	518,076	490,433	481,120	458,311
Allowance for loan and lease losses	(5,379)	(5,881)	(5,853)	(5,854)	(4,923)
Net loans and leases	$519,941	$512,195	$484,580	$475,266	$453,388

TOTAL:
Commercial, financial and agricultural	$570,304	$576,612	$590,483	$566,795	$581,660
Real estate:
Construction	95,854	96,661	72,427	71,175	66,927
Residential mortgage	1,599,801	1,558,735	1,516,936	1,451,794	1,428,205
Home equity	490,734	475,565	473,151	465,905	468,966
Commercial mortgage	1,123,415	1,133,912	1,092,858	1,058,006	1,040,278
Consumer	569,432	526,346	501,206	487,813	492,206
Leases	—	31	52	83	124
Total loans and leases	4,449,540	4,367,862	4,247,113	4,101,571	4,078,366
Allowance for loan and lease losses	(47,971)	(48,167)	(48,267)	(47,267)	(47,916)
Net loans and leases	$4,401,569	$4,319,695	$4,198,846	$4,054,304	$4,030,450

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 8

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2019	2019	2019	2019	2018
Noninterest-bearing demand	$1,450,532	$1,399,200	$1,351,190	$1,357,890	$1,436,967
Interest-bearing demand	1,043,010	998,037	1,002,706	965,316	954,011
Savings and money market	1,600,028	1,593,738	1,573,805	1,562,798	1,448,257
Time deposits less than $100,000	165,755	165,687	171,106	174,265	176,707
Core deposits	4,259,325	4,156,662	4,098,807	4,060,269	4,015,942

Government time deposits	533,088	552,470	574,825	600,572	631,293
Other time deposits $100,000 to $250,000	107,550	103,959	105,382	107,051	106,783
Other time deposits greater than $250,000	220,060	224,568	197,835	180,236	192,472
Total time deposits $100,000 and over	860,698	880,997	878,042	887,859	930,548
Total deposits	$5,120,023	$5,037,659	$4,976,849	$4,948,128	$4,946,490

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 9

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2019	2019	2019	2019	2018
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$467	$—	$—	$—	$—
Real estate:
Residential mortgage	979	799	738	2,492	2,048
Home equity	92	95	244	570	275
Consumer	17	—	—	—	—
Total nonaccrual loans	1,555	894	982	3,062	2,323

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	—	302	276	276	414
Home equity	164	164	—	—	—
Total OREO	164	466	276	276	414
Total nonperforming assets ("NPAs")	1,719	1,360	1,258	3,338	2,737

Loans delinquent for 90 days or more still accruing interest:
Real estate:
Residential mortgage	724	—	—	—	—
Home equity	—	—	—	—	298
Consumer	286	235	267	159	238
Total loans delinquent for 90 days or more still accruing interest	1,010	235	267	159	536

Restructured loans still accruing interest:
Commercial, financial and agricultural	135	157	178	199	220
Real estate:
Construction	—	—	—	2,194	2,273
Residential mortgage	5,502	6,717	6,831	7,141	8,026
Commercial mortgage	1,839	1,985	2,097	2,222	2,348
Total restructured loans still accruing interest	7,476	8,859	9,106	11,756	12,867
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$10,205	$10,454	$10,631	$15,253	$16,140

Total nonaccrual loans as a percentage of loans and leases	0.03%	0.02%	0.02%	0.07%	0.06%
Total NPAs as a percentage of loans and leases and OREO	0.04%	0.03%	0.03%	0.08%	0.07%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of loans and leases and OREO	0.06%	0.04%	0.04%	0.09%	0.08%
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.23%	0.24%	0.25%	0.37%	0.40%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$1,360	$1,258	$3,338	$2,737	$3,026
Additions	695	112	—	810	—
Reductions:
Payments	(34)	(51)	(2,055)	(71)	(154)
Return to accrual status	—	(2)	(25)	—	(135)
Sales of NPAs	(302)	—	—	—	—
Charge-offs, valuation and other adjustments	—	43	—	(138)	—
Total reductions	(336)	(10)	(2,080)	(209)	(289)
Balance at end of quarter	$1,719	$1,360	$1,258	$3,338	$2,737

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 10

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
Allowance for loan and lease losses:
Balance at beginning of period	$48,167	$48,267	$47,267	$47,916	$46,826	$47,916	$50,001

Provision (credit) for loan and lease losses	2,098	1,532	1,404	1,283	(1,386)	6,317	(1,124)

Charge-offs:
Commercial, financial and agricultural	379	797	839	463	881	2,478	2,852
Real estate:
Home equity	—	5	—	—	—	5	—
Consumer	2,723	1,832	1,459	2,251	1,899	8,265	7,323
Total charge-offs	3,102	2,634	2,298	2,714	2,780	10,748	10,175

Recoveries:
Commercial, financial and agricultural	264	362	315	233	186	1,174	1,203
Real estate:
Construction	6	6	592	6	4,554	610	5,759
Residential mortgage	26	104	372	22	106	524	204
Home equity	—	24	9	9	9	42	27
Commercial mortgage	—	—	25	—	—	25	52
Consumer	512	506	581	512	401	2,111	1,969
Total recoveries	808	1,002	1,894	782	5,256	4,486	9,214
Net charge-offs (recoveries)	2,294	1,632	404	1,932	(2,476)	6,262	961
Balance at end of period	$47,971	$48,167	$48,267	$47,267	$47,916	$47,971	$47,916

Average loans and leases, net of deferred costs	$4,412,247	$4,293,455	$4,171,558	$4,083,791	$4,022,376	$4,241,308	$3,898,250

Annualized ratio of net charge-offs to average loans and leases	0.21%	0.15%	0.04%	0.19%	(0.25)%	0.15%	0.02%

Ratio of allowance for loan and lease losses to loans and leases	1.08%	1.10%	1.14%	1.15%	1.17%	1.08%	1.17%